Exhibit 9

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

Dated October 13, 2009

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

[Signature pages follow]

EGS DUTCHCO B.V.

By:	/s/ Robert Davis Noell
Name:	Robert Davis Noell
Title:	Authorized Signatory

EGS LUXCO S.ÀR.L.

By:	/s/ Raymond M. Mathieu
Name:	Raymond M. Mathieu
Title:	Manager and Chief Financial Officer

PROVIDENCE EQUITY PARTNERS VI INTERNATIONAL L.P.

By: Providence Equity GP VI International L.P., its sole general partner

By:PEP VI International Ltd., its sole general partner

By:	/s/ Raymond M. Mathieu
Name:	Raymond M. Mathieu
Title:	Treasurer and Secretary

PROVIDENCE EQUITY GP VI INTERNATIONAL L.P.

By:  PEP VI International Ltd., its sole general partner

By:	/s/ Raymond M. Mathieu
Name:	Raymond M. Mathieu
Title:	Treasurer and Secretary

PEP VI INTERNATIONAL LTD.

By:	/s/ Raymond M. Mathieu
Name:	Raymond M. Mathieu
Title:	Treasurer and Secretary

AYALA CORPORATION

By:	/s/ Alfredo I. Ayala
Name:	Alfredo I. Ayala
Title:	Managing Director

AZALEA INTERNATIONAL VENTURE PARTNERS LIMITED

By:	/s/ Ricardo N. Jacinto
Name:	Ricardo N. Jacinto
Title:	Director

LIVEIT INVESTMENTS LIMITED

By:	/s/ Alfredo I. Ayala
Name:	Alfredo I. Ayala
Title:	Chief Executive Officer

NEWBRIDGE INTERNATIONAL INVESTMENT LTD.

By:	/s/ Alfredo I. Ayala
Name:	Alfredo I. Ayala
Title:	President